Exhibit 10.1
EQUITY OFFICE
FOURTH AMENDED AND RESTATED
SUPPLEMENTAL RETIREMENT SAVINGS PLAN
As Amended and Restated Effective January 1, 2005

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EXHIBIT A –	EQUITY OFFICE THIRD AMENDED AND RESTATED SUPPLEMENTAL RETIREMENT SAVINGS PLAN

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ARTICLE 1
INTRODUCTION
     1.1 Background and Purpose of Plan
     Equity Office Properties Trust (“EOPT”) established, effective November 1, 1997, the Equity Office Supplemental Retirement Savings Plan (the “Plan”). The Plan was amended and restated from time to time, most recently as the Third Amended and Restated Supplemental Retirement Savings Plan, as amended and restated effective October 5, 2004 (the “Prior Plan”), which is attached hereto as Exhibit A. This Equity Office Fourth Amended and Restated Supplemental Retirement Savings Plan is a further amendment and restatement of the Plan, effective January 1, 2005 (the “New Plan”). The provisions of New Plan are applicable to amounts that are deferred or become vested after December 31, 2004. The provisions of the Prior Plan (with the exception of the definition of Change in Control) shall, until immediately prior to the Company Merger Effective Time (as defined in the Agreement and Plan of Merger, dated as of November 19, 2006, made and entered into by and among Equity Office Properties Trust, a Maryland real estate investment trust, EOP Operating Limited Partnership, a Delaware limited partnership, Blackhawk Parent LLC, a Delaware limited liability company, Blackhawk Acquisition Trust, a Maryland real estate investment trust and a wholly-owned subsidiary of Blackhawk Parent LLC, and Blackhawk Acquisition L.P., a Delaware limited partnership whose general partner is Blackhawk Acquisition Trust), continue to be applicable to the amounts that were deferred and became vested on or before December 31, 2004.
     The Plan provides a means by which Eligible Trustees and Eligible Employees may elect to defer receipt of portions of their Compensation, to defer income with respect to the ownership of a Unrestricted Shares and the vesting of Restricted Shares and to save for their retirement.
     1.2 Status of Plan
     It is intended that the Plan be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA §§ 201(2), 301(a)(3) and 401(a)(1), and that the Plan comply with the requirements of Section 409A of the Code, and that the Plan be interpreted and administered consistently with that intent.
ARTICLE 2
DEFINITIONS
     Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:
     Account means the account established for each Participant’s benefit pursuant to Section 5.1.
     Cash Deferral means the portion of Compensation that is deferred by a Participant pursuant to Section 4.1.

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     Change in Control means any of the following events:
(a)	An acquisition of securities of EOPT by any Person which, together with securities held by such Person, constitutes more than 50% of the total fair market value or total voting power of EOPT securities; provided, however, that if any Person is considered to own more than 50% of the total fair market value or voting power of EOPT securities, the acquisition of additional securities by the same Person will not be considered to cause a Change in Control of EOPT.

(b)	The individuals who were members of the incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the incumbent Board prior to the date of the appointment or election.

(c)	Any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) ownership of 35% or more of the total voting power of EOPT securities.

(d)	An agreement for the sale or other disposition of the assets of EOPT having a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of EOPT immediately prior to such acquisition to any Person.
     COC means the Compensation Committee of the Board of Trustees of EOPT.
     Code means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces the section or subsection.
     Compensation means cash compensation payable by an Employer (before deductions) for service performed for the Employer that currently would be includable in gross income and consists of either the Participant’s (i) salary, (ii) commissions, and/or (iii) incentive pay. In the case of an Eligible Trustee, “Compensation” shall include Board and Committee fees paid in cash.
     Eligible Employee means those selected employees of an Employer whose anticipated total annualized Compensation is not less than $160,000 or who were active Participants on September 1, 2003.
     Eligible Trustee means a member of the Board of Trustees of EOPT who, as determined by the Chief Legal Counsel of EOPT, is not prevented from participating pursuant to the terms governing the member’s service on the Board of Trustees of EOPT.
     Employer means EOPT or any other entity that participates in the Plan with the consent of EOPT.

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     Enrollment Form means the document(s) prescribed by the Plan Administrator pursuant to which a Participant elects to defer Compensation and/or defer income with respect to the ownership of Unrestricted Shares, the vesting of Restricted Shares, and any other related elections pursuant to the Plan.
     EOPT means Equity Office Properties Trust, a Maryland real estate investment trust, and any successor thereto.
     ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces that section or subsection.
     Participant means an individual who has an Account balance under the Plan.
     Person means an individual or more than one individual acting as a group.
     Plan means the Equity Office Fourth Amended and Restated Supplemental Retirement Savings Plan, as set forth herein and as amended from time to time.
     Plan Administrator means the Vice President- Compensation and Benefits of EOPT and each other person, persons or entity designated by EOPT to administer the Plan and to serve as the agent for the settlor of the Trust(s) as contemplated by the agreement establishing the Trust(s), or an alternate designated by EOPT with respect to any matters relating solely to the Plan Administrator as a Participant. If no person is serving as the Vice President- Compensation and Benefits at any time, EOPT shall be the Plan Administrator.
     Plan Year means the 12-month period ending on December 31.
     Qualified Plan means the Equity Office Properties Trust Retirement Savings Plan.
     Restricted Share means a Share that is subject to a substantial risk of forfeiture for purposes of Code § 83.
     Share means a share of beneficial interest, par value $ .01 per share, of EOPT.
     Share Deferral means a deferral of income with respect to the ownership of an Unrestricted Share or the vesting of a Restricted Share, made by a Participant pursuant to Section 4.2.
     Share Unit means a bookkeeping entry reflecting the deemed investment of a Participant’s Account in a Share.
     Trust means the grantor trust(s) established by EOPT, or each other Employer, to hold assets contributed in accordance with the Plan.

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     Trustee means the trustee or trustees of each Trust.
     Unforeseeable Emergency means a severe financial hardship of a Participant or beneficiary that constitutes an “unforeseeable emergency” within the meaning of Section 409A of the Code (and any rules, regulations or interpretive guidance thereunder) and results from:
(a)	an illness or accident of the Participant or beneficiary, the Participant’s or beneficiary’s spouse, or the Participant’s or beneficiary’s dependent (as defined in Code § 152(a));

(b)	loss of the Participant’s or beneficiary’s property due to casualty; or

(c)	other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or beneficiary.
     Whether a Participant or beneficiary is faced with an unforeseeable emergency permitting a distribution is to be determined based on the relevant facts and circumstances, but, in any case, a distribution on account of unforeseeable emergency may not be made to the extent that the emergency is or may be relieved through reimbursement or compensation from insurance or otherwise; by liquidation of the participant’s assets, to the extent the liquidation of the assets would not itself cause severe financial hardship; or by cessation of deferrals pursuant to the Plan. The definition of “Unforeseeable Emergency” shall be consistent with the intent of Treasury Regulation § 1.457-6(c)(2).
     Unrestricted Share means a Share that is not subject to a substantial risk of forfeiture for purposes of Code § 83.
ARTICLE 3
PARTICIPATION
     3.1 Satisfaction of Eligibility Requirements
     Prior to each Plan Year, the Plan Administrator shall determine in its discretion the Eligible Employees and Eligible Trustees who may commence participation in the Plan as of the beginning of such Plan Year and the Participants who may continue their participation in the Plan for that Plan Year. The Plan Administrator shall notify Eligible Employees and Eligible Trustees of their eligibility to participate in the Plan and provide them with an Enrollment Form. If the Plan Administrator determines that a Participant is not eligible to participate in the Plan as of an upcoming Plan Year, the Participant shall be subject to a suspension of participation as described in Section 3.4 below.
     3.2 Commencement of Participation
     An Eligible Employee or Eligible Trustee shall become a Participant on the first date as of which a Cash Deferral or Share Deferral is credited to the Participant’s Account.

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     3.3 Continued Participation
     A Participant shall continue to be a Participant so long as any amount remains credited to the Participant’s Account.
     3.4 Suspension of Participation
     If, pursuant to Section 3.1, the Plan Administrator determines that an active Participant is no longer eligible to participate in the Plan, the Plan Administrator shall notify the Participant, and the Participant’s Cash Deferrals and Share Deferrals shall be suspended until the next Plan Year that the Participant is eligible to participate. If the Plan Administrator, pursuant to Section 3.1, determines that the Participant again is eligible to participate, the Plan Administrator shall notify the Participant, and the Participant shall be permitted to resume active participation in the Plan as of the beginning of the ensuing Plan Year in accordance with Article 4.
ARTICLE 4
CASH DEFERRALS AND SHARE DEFERRALS
     4.1 Cash Deferrals
          (a) An individual who is an Eligible Employee or Eligible Trustee may elect for any Plan Year to defer receipt of a whole percentage or whole dollar amount of the Compensation otherwise payable to the individual for services performed on and after the beginning of such Plan Year. For purposes of the foregoing, the Cash Deferral of each Eligible Employee shall equal the lesser of (i) the elected percentage of the individual’s Compensation or elected dollar amount, as the case may be; or (ii) the entire amount of the individual’s Compensation remaining after (A) all contributions that the Eligible Employee has elected pursuant to all other retirement and welfare benefit plans maintained by the Employer have been deducted from the individual’s Compensation, and (B) all deductions from Compensation required by law, including Social Security and Medicare taxes, have been made. An Eligible Employee or Eligible Trustee who desires to defer in accordance with this Section shall complete and file an Enrollment Form with the Plan Administrator. Except as otherwise provided in Section 4.3, an Eligible Employee or Eligible Trustee may not change the percentage or dollar amount elected for deferral for a Plan Year after such Plan Year has begun.
          (b) Elections to defer Compensation must be made as described in paragraphs (i) and (ii) below:
(i)	An Enrollment Form with respect to salary, commissions, incentive pay and Board and Committee fees, paid for services performed in a Plan Year shall be filed on or before a deadline established by the Plan Administrator, but in no event later than the December 31 preceding the first day of such Plan Year.

(ii)	Notwithstanding paragraph (i), in the case of an individual who first becomes an Eligible Employee or Eligible Trustee following the commencement of a Plan Year, (A) the Enrollment Form shall

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be effective with respect to salary, commissions, and Board and Committee fees, paid for services performed after the date the Enrollment Form is filed, and provided the Enrollment Form is filed within 30 days after the date the individual becomes an Eligible Employee or Eligible Trustee, and (B) the Enrollment Form will be effective with respect to incentive pay allocable to the portion of the Plan Year after the Enrollment Form is filed if it is filed no later than 30 days after the individual becomes an Eligible Employee and before the start of the Plan Year in which the incentive pay is otherwise payable.
          (c) For each Plan Year, the Enrollment Form with respect to Compensation, shall be effective for all salary, commissions, incentive pay and Board and Committee fees, payable to the Participant filing the Enrollment Form for services performed on and after the beginning of such Plan Year. Each Enrollment Form with respect to Compensation shall also apply to Compensation for services performed in subsequent Plan Years unless the Participant elects to file a new Enrollment Form before the start of the subsequent Plan Year in accordance with Section 4.1, or until the time (if any) that the Participant is suspended from the Plan, as provided pursuant to Section 3.4.
4.2 Share Deferrals
          (a) Share Deferrals may be made by or for an Eligible Employee or Eligible Trustee in accordance with the following:
(i)	An individual who is an Eligible Employee or Eligible Trustee and who has received (or is to receive) a Restricted Share or is to receive an Unrestricted Share may elect to (A) with respect to an Unrestricted Share, defer the ownership thereof or (B) with respect to a Restricted Share, transfer the ownership of the Share immediately prior to the time it vests and becomes an Unrestricted Share. An Eligible Employee or Eligible Trustee who desires to elect a Share Deferral shall complete and file an Enrollment Form with the Plan Administrator.

(ii)	Board of Trustees or Board Committee fees payable in Unrestricted Shares to Eligible Trustees shall be automatically deferred hereunder. In addition, the COC may cause any Share granted to an Eligible Employee or Eligible Trustee to be deferred hereunder.

(iii)	A Participant by or for whom a Share Deferral is made may also make an election to have an amount equal to any dividend equivalents paid on all Share Units credited to the Participant’s Account distributed to the Participant; provided that, in the absence of an election, dividend equivalents shall be credited to the Participant’s Account. An election pursuant to this Section

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4.2(a)(iii) must be made at the same time as the Participant’s first Share Deferral election, is irrevocable and will apply to all Share Units credited to the Participant’s Account.
          (b) An election pursuant to paragraph 4.2(a)(i) must be made, with respect to a Restricted Share or an Unrestricted Share, no later the end of the Plan Year preceding the Plan Year in which it is awarded or sold to the Participant, or at such other time as the Plan Administrator may specify. Deferrals are effective only if the individual making the election is still an Eligible Employee or Eligible Trustee on (i) in the case of a deferral with respect to an Unrestricted Share, the date the Share would otherwise be received by the Participant, and (ii) in the case of a deferral with respect to a Restricted Share, the date the Share would vest and become an Unrestricted Share.
          (c) The Plan shall cause to be credited to the Participant’s Account (i) in the case of a Share Deferral with respect to Unrestricted Shares, the number of Share Units equal to the number of Shares that would otherwise be received by the Participant upon the award or sale to the Participant of such Unrestricted Shares, and (ii) in the case of a Share Deferral with respect to Restricted Shares, the number of Share Units equal to the number of Unrestricted Shares that would otherwise be received by the Participant upon the vesting of such Restricted Shares.
     4.3 Enrollment Forms
     All Enrollment Forms filed pursuant to Article 4 shall be irrevocable. Notwithstanding the foregoing, a Participant incurring an Unforeseeable Emergency may amend or revoke the Participant’s Enrollment Form (but only to the extent reasonably needed to relieve the Unforeseeable Emergency) by filing a new Enrollment Form. Any Enrollment Form that amends or revokes an existing Enrollment Form shall be irrevocable as described in the first sentence of this Section 4.3; provided, however, if the Enrollment Form was previously amended, the Participant will be entitled to further amend or revoke the Enrollment Form if the Participant incurs an Unforeseeable Emergency. If a Participant transfers employment to another Employer, the Participant’s Share Deferral elections shall remain in effect, and the Participant’s Cash Deferral elections shall remain in effect for the remainder of the Plan Year. A Participant who transfers employment to another Employer shall file a new Election Form with respect to Cash Deferrals for the subsequent Plan Year.
ARTICLE 5
ACCOUNTS
     5.1 Accounts
          (a) The Plan Administrator shall establish an Account for each Participant, on an Employer-by-Employer basis, reflecting Cash Deferrals and Share Deferrals made for the Participant’s benefit while employed and on the payroll of each Employer, together with any adjustments for income, gains, losses, and any distributions from the Account. Cash Deferrals and Share Deferrals shall be credited to each Participant’s Account as of the date on which the amount would have paid to, or the Shares would have been received by, the Participant absent the deferral election. As soon as practicable following the last business day of each calendar

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quarter, the Plan Administrator (or its designee) shall provide the Participant with a statement of the Participant’s Account reflecting the income, gains and losses (realized and unrealized), deferral amounts and distributions with respect to the Account since the prior statement.
          (b) If a Participant transfers employment to another Employer, the Plan Administrator shall maintain an Account for the Participant that reflects the Cash Deferrals and Share Deferrals made for the Participant’s benefit while employed and on the payroll of each Employer, together with adjustments for any income, gains, losses and any distributions from the Account.
     5.2 Trusts
     At its discretion, each Employer, jointly or severally, may establish one or more Trusts for the purpose of providing benefits pursuant to the Plan. Any Trust shall be irrevocable and the assets of the Trust shall be subject to the claims of the establishing Employer’s general creditors. To the extent any benefits provided pursuant to the Plan are paid from an Employer’s Trust, the Employer maintaining that Trust shall have no further obligation with respect to the benefit payment; provided, however, to the extent benefits are not paid from the Employer’s Trust, the Employer, in accordance with Article 8, remains liable for the payment of those benefits. The assets of each Trust shall be invested in accordance with the provisions of the applicable Trust document and are not required to be invested in the same investments in which the Accounts of Participants and beneficiaries are deemed to be invested pursuant to Section 5.3.
     5.3 Deemed Investments
          (a) All Share Deferrals shall be credited to the Participant’s Account as Share Units and shall initially be deemed to be invested in Shares. Dividend equivalents credited to the Accounts of Participants with respect to Share Units shall not be deemed to be reinvested in Shares.
          (b) A Participant may request that the Participant’s Cash Deferrals and dividend equivalents credited to the Participant’s Account with respect to Share Units be deemed to be invested in such of the following as shall be permitted by the Plan Administrator:
(i)	Mutual funds (load or no-load)

(ii)	Securities (other than Shares) traded on the NASDAQ national market or a national securities exchange.
          (c) A Participant may, in accordance with rules established by the Plan Administrator, request that amounts in the Participant’s Account be transferred from one deemed investment to another deemed investment, except that no amounts may be transferred from another deemed investment into a deemed investment in Shares.
          (d) Expense charges for Trust transactions performed by the Trustee with respect to a Participant’s Account shall be charged against the Account and will be listed on the quarterly statement for the Account. Each Employer will pay all other Plan charges and

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administrative expenses related to the Accounts of that Employer’s Participants.
ARTICLE 6
VESTING
     A Participant shall at all times have a fully vested and nonforfeitable right to all Cash Deferrals and Share Deferrals credited to the Participant’s Account, adjusted for income, gain and loss attributable thereto.
ARTICLE 7
PAYMENTS
     7.1 Election as to Time and Form of Payment
          (a) A Participant shall specify the date on which distributions attributable to Cash Deferrals and Share Deferrals made for any Plan Year, adjusted for income, gains and losses attributable thereto, shall commence. The commencement date election shall be made on the Participant’s first Enrollment Form filed pursuant to Article 4 and, unless changed in accordance with this Section 7.1(a), will apply to all amounts credited to the Participant’s Account. If a Participant does not elect a date or age on the Participant’s first Enrollment Form, he or she shall be deemed to have elected to commence distributions upon “separation from service” (within the meaning of Section 409A of the Code (and any rules, regulations or interpretive guidance thereunder)). In accordance with procedures established by the Plan Administrator in its discretion, a Participant may change the commencement date election; provided that (i) a change shall not be effective until at least 12 months after the date on which the change is made, (ii) a change must defer the commencement date until at least 5 years from the date on which the payment was scheduled to be paid and (iii) if a specified commencement date was previously elected, a change must be made at least 12 months before the previously elected specified commencement date.
          (b) A Participant shall also specify that payments be made in the form of either:
(i)	A single lump-sum payment; or

(ii)	Annual installments over a period elected by the Participant of up to ten years, the amount of each installment to equal the then balance of the Account divided by the number of installments remaining to be paid. The Participant may separately designate the date of the initial payment and the date that the remaining payments are to begin.
The form of payment election shall be made on the Participant’s first Enrollment Form filed pursuant to Article 4 and, unless changed in accordance with this Section 7.1(b), will apply to all amounts credited to the Participant’s Account. If a Participant does not elect a form of payment on the Participant’s first Enrollment Form, he or she shall be deemed to have elected to receive a single lump-sum payment. In accordance with procedures established by the Plan Administrator

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in its discretion, a Participant may change the form of payment election; provided that (i) a change shall not be effective until at least 12 months after the date on which the change is made, (ii) a change must defer the commencement date until at least 5 years from the date on which the payment was scheduled to be paid and (iii) if a specified commencement date was previously elected, a change must be made at least 12 months before the previously elected specified commencement date.
          (c) Payments from a Participant’s Account shall be made in whole Shares to the extent attributable to Share Units and shall otherwise be paid in cash or in kind as determined by the Plan Administrator in its discretion.
          (d) In the case of a Participant who is subject to Section 16 of the Securities Exchange Act of 1934, any election change under paragraph (a) or paragraph (b) above must be approved by the COC.
          (e) Notwithstanding anything to the contrary in this Plan, in the case of any Participant who is a “specified employee” (within the meaning of Section 409A of the Code (and any rules, regulations or interpretive guidance thereunder)), no distribution shall be made upon such Participant’s separation from service until the date that is six months following the date of such separation from service.
     7.2 Offsets by Employer
     An Employer shall have the right to offset against any payments made to a Participant pursuant to this Section 7.2 an amount necessary to reimburse the Employer for the Participant’s liabilities or obligations to the Employer, including amounts misappropriated by the Participant, but only if the Participant fails to pay the amounts to the Employer in a timely manner after payment has been duly demanded.
     7.3 Death
          (a) If a Participant dies prior to the complete distribution of the Participant’s Account, the vested portion of the Participant’s Account shall be paid to the Participant’s designated beneficiary or beneficiaries, according to the Participant’s distribution election.
          (b) A Participant may designate a beneficiary by so notifying the Plan Administrator in writing, at any time before the Participant’s death, on a form prescribed by the Plan Administrator for that purpose. A Participant may revoke any beneficiary designation or designate a new beneficiary at any time without the consent of a beneficiary or any other person. If no beneficiary is designated or no designated beneficiary survives the Participant, payment shall be made to the Participant’s surviving spouse, or, if none, to the Participant’s issue per stirpes, in a single payment. If no spouse or issue survives the Participant, payment shall be made in a single lump sum to the Participant’s estate.
     7.4 Withdrawal Due to Unforeseeable Emergency
     If a Participant experiences an Unforeseeable Emergency, the Plan Administrator, in its

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sole discretion, may pay to the Participant only that portion, if any, of the portion of the Participant’s Account which the Plan Administrator determines is necessary to satisfy the emergency need, including any amounts necessary to pay any federal, state or local income taxes reasonably anticipated to result from the distribution. A Participant requesting an emergency payment shall apply for the payment in writing using a form prescribed by the Plan Administrator for that purpose and shall provide any additional information required by the Plan Administrator.
     7.5 Change in Control
     Upon the occurrence of a Change in Control, each Participant’s Account shall be distributed in cash in a single lump-sum payment as soon as administratively practicable following the consummation of the transaction pursuant to which a Change in Control occurs.
     7.6 Taxes
     Income taxes, Social Security and Medicare taxes and other taxes payable with respect to an Account shall be deducted from such Account. Social Security and Medicare taxes payable with respect to a deferral shall be deducted from the amount deferred. All federal, state or local taxes that the Plan Administrator determines are required to be withheld from any payments made pursuant to this Article 7 shall be withheld. Except as otherwise provided by the Plan Administrator, (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash, (ii) in the case of payments in property other than Shares, the Participant shall be required to pay in cash the amount of any taxes required to be withheld prior to receipt of such property, and (iii) in the case of payments in Shares, the Participant shall be required to pay in cash the amount of any taxes required to be withheld prior to receipt of such Shares, or alternatively, a number of Shares the Fair Market Value (defined below) of which equals the amount required to be withheld may be deducted from the payment; provided, however, that the number of Shares so deducted may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. For the purposes of this Section 7.6, “Fair Market Value” shall mean the reported closing price for Shares on the New York Stock Exchange on the date of determination or, if there is no reported closing price for Shares on such day, on the next preceding day on which any sale of Shares shall have been reported.
ARTICLE 8
LIABILITY
     8.1 Employer Liability
     Each Employer has adopted this Plan as its own Plan. Accordingly, liability for the payment of a Participant’s benefit pursuant to this Plan shall be borne solely by the Employer that employs the Participant and reports the Participant as being on its payroll during the accrual or increase of the Plan benefit; provided, however, that liability for the payment of a Participant’s benefit who is an Eligible Trustee shall be borne solely by EOPT. No liability for the payment of any Plan benefit shall be incurred by reason of Plan sponsorship or participation except as provided in the preceding sentence; provided, however, that each Employer, by

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adopting the Plan, agrees to assume secondary liability for the payment of any benefit accrued or increased while a Participant is employed and on the payroll of an Employer that is a Subsidiary of the Employer at the time the benefit is accrued or increased. Notwithstanding this Section 8.1, any Employer or other person may expressly agree to assume the liability for payment to a Participant of any benefits pursuant to this Plan.
     8.2 Successor Liability
     The obligations of an Employer pursuant to the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Employer, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Employer.
ARTICLE 9
PLAN ADMINISTRATOR
     9.1 Plan Administration and Interpretation
     The Plan Administrator shall oversee the administration of the Plan. The Plan Administrator shall have complete control and authority to determine the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Participant, beneficiary, deceased Participant, or other person having or claiming to have any interest pursuant to the Plan. Notwithstanding any other provision of the Plan to the contrary, the Plan Administrator shall have complete discretion to interpret the Plan and to decide all matters pursuant to the Plan. Subject to Article 11, the Plan Administrator’s interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant, in the absence of clear and convincing evidence that the Plan Administrator acted arbitrarily and capriciously; provided, however, that any interpretation and/or determination made by the Plan Administrator after the occurrence of a Change in Control that denies in whole or in part any claim made by any individual for benefits pursuant to the Plan shall be subject to judicial review, pursuant to a “de novo,” rather than a deferential, standard. Any individual(s) serving as Plan Administrator who is also a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a beneficiary, the Employer or the Trustee. The Plan Administrator shall have the responsibility for complying with any reporting and disclosure requirements of ERISA.
     9.2 Powers, Duties, Procedures
     The Plan Administrator shall have the powers and duties set forth herein, may adopt rules and procedures, may act in accordance with such procedures, may appoint officers or agents, may delegate powers and duties, and may receive reimbursements and compensation.
     9.3 Information
     To enable the Plan Administrator to perform its functions, the Employer shall supply full

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and timely information to the Plan Administrator on all matters relating to the compensation of Participants, their employment, retirement, death, termination of employment, and any other pertinent facts as the Plan Administrator may require.
     9.4 Indemnification of Plan Administrator
     The Employers agree to indemnify and to defend to the fullest extent permitted by law any officer(s) or employee(s) who serve as Plan Administrator (including any individual who formerly served as Plan Administrator) against all liabilities, damages, costs and expenses (including reasonable attorneys’ fees and amounts paid in settlement of any claims approved by the Employer in writing in advance) occasioned by any act or omission to act in connection with the Plan, if the act or omission is in good faith. The obligations of the Employers under this Section 9.4 shall continue after the termination of the Plan.
ARTICLE 10
AMENDMENT AND TERMINATION
     10.1 Amendments
     The COC shall have the right to amend the Plan from time to time by an instrument in writing executed on behalf of EOPT by an officer duly authorized by the COC; provided, however, that the Plan may not be amended to reduce the Account balance of any Participant or beneficiary.
     10.2 Termination of Plan
     The Plan is strictly a voluntary undertaking on the part of each Employer and shall not be deemed to constitute a contract between the Employer and any Eligible Employee (or any other employee) or any Eligible Trustee, consideration for, or an inducement or condition of employment for, the performance of the services by any Eligible Employee (or other employee) or any Eligible Trustee. The COC may terminate the Plan at any time by an instrument in writing that has been executed on behalf of EOPT by an officer duly authorized by the COC; provided, however, that as soon as administratively practicable following a Change in Control, the Plan shall be terminated and the Account balance of each Participant or beneficiary shall be distributed in accordance with Section 7.5. Upon termination of the Plan for reasons other than pursuant to a Change in Control, the COC may (a) continue to maintain the Trust(s) to pay benefits as they become due as if the Plan had not terminated or (b) direct the Trustee to pay promptly to the Participants (or their beneficiaries) the balance of their Accounts. After Participants and their beneficiaries are paid all Plan benefits to which they are entitled, all remaining assets of the Trust shall be returned to the Employer.
ARTICLE 11
CLAIMS PROCEDURE
     11.1 Denial of Claim
     Any person claiming a benefit pursuant to the Plan shall present the request in writing to

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the Plan Administrator. The Plan Administrator shall give any Participant whose application for benefits pursuant to the Plan has been denied, in whole or in part, a written denial of benefit notice. The Plan Administrator shall provide the denial of benefit notice within 90 days after the claim is received by the Plan, unless special circumstances require an extension of time for processing the claim. If an extension of time is required, the Plan Administrator shall provide the Participant written notice of the extension before the expiration of the initial 90-day period; provided, however, in no event shall the extension exceed a period of 90 days from the end of the initial period.
     The notice provided in the foregoing paragraph shall be written in easily understood language and shall indicate the specific reasons for denial and the specific Plan provisions on which the denial is based. The notice shall explain that the Participant may request a review of the denial, the procedures for requesting a review, and the Participant’s right to bring a civil action pursuant to ERISA § 502(a) following an adverse benefit determination on review. The notice shall describe any additional information necessary to approve the Participant’s claim and explain why the information is necessary.
     11.2 Review of Claim
     A Participant may make a written request to the Plan Administrator for a review of any denial of benefits under the Plan. The written request shall be made within 60 days after the receipt of the notice of denial.
     A Participant who requests a review of a denial of benefits in accordance with this review procedure may examine pertinent documents and submit pertinent issues and comments in writing. A Participant may have a representative act on his behalf in exercising his right to request a review and the rights granted by this review procedure. The review shall take into account all comments, documents, and other information submitted by the Participant relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination.
     The Plan Administrator shall provide the Participant its determination on review within 60 days after receiving the written request for review, unless the Plan Administrator determines that special circumstances require an extension of time for processing the claim. If the Plan Administrator determines that an extension of time for processing is required, written notice of the extension shall be furnished prior to the end of the initial 60-day period; provided, however, that in no event shall the extension exceed a period of 60 days from the end of the initial period.
     In the case of an adverse determination on review, the notice provided in the foregoing paragraph shall be written in easily understood language and shall indicate the specific reasons for the adverse determination and the specific Plan provisions on which the benefit determination is based. The notice shall explain that the Participant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to a claim for benefits and the Participant’s right to bring a civil action pursuant to ERISA § 502(a) following the adverse benefit determination on review.

14

ARTICLE 12
MISCELLANEOUS
     12.1 No Funding
     The Plan constitutes a mere promise by the Employer to make payments in accordance with the terms of the Plan and Participants and beneficiaries shall have the status of general unsecured creditors of the Employer. Nothing in the Plan will be construed to give any employee or any other person rights to any specific assets of the Employer or of any other person. In all events, it is the intent of the Employer that the Plan be treated as unfunded for tax purposes and for purposes of Title I of ERISA.
     12.2 Non-Assignability
     Except for a domestic relations order that the Plan Administrator determines satisfies Code § 414(p) and provides for immediate distribution to the “alternate payee” as defined in Code § 414(p)(8), none of the benefits, payments, proceeds or claims of any Participant or beneficiary shall be subject to any claim of any creditor of any Participant or beneficiary and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of the Participant or beneficiary, nor shall any Participant or beneficiary have any-right to alienate, anticipate, commute, pledge, encumber, transfer or assign any Plan benefits, payments, or proceeds which he or she may receive.
     12.3 Limitation of Participant’s Rights
     Nothing contained in the Plan shall confer upon any person a right to be employed or to continue in the employ of an Employer or on the Board of Trustees of EOPT, or interfere in any way with the right of an Employer to terminate the employment of a Participant in the Plan at any time, with or without cause.
     12.4 Participants Bound
     Any action with respect to the Plan taken by the Plan Administrator or any action authorized by or taken at the direction of the Plan Administrator or an Employer shall be conclusive upon all Participants and beneficiaries entitled to benefits pursuant to the Plan.
     12.5 Receipt and Release
     Any payment to any Participant or beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against an Employer, the Plan Administrator and the Trustee pursuant to the Plan, and the Plan Administrator may require the Participant or beneficiary, as a condition precedent to the payment, to execute a receipt and release to that effect. If any Participant or beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to the person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator, an Employer or the Trustee to follow the application of the funds.

15

     12.6 Governing Law
     The Plan shall be construed, administered, and governed in all respects pursuant to and by the laws of the State of Illinois. If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.
     12.7 Headings and Subheadings
     Headings and subheading in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.
     IN WITNESS WHEREOF, the undersigned officer of EOPT has executed this document to certify its adoption by EOPT as of the effective date provided herein.

EQUITY OFFICE PROPERTIES TRUST

By	/s/ Stanley M. Stevens Stanley M. Stevens
Executive Vice President, Chief Legal
Counsel and Secretary

16

Exhibit A to
Equity Office Fourth Amended and Restated
Supplemental Retirement Savings Plan
[ATTACHED]

EQUITY OFFICE
THIRD AMENDED AND RESTATED
SUPPLEMENTAL RETIREMENT SAVINGS PLAN
As Amended and Restated Effective October 5, 2004

i

ii

ARTICLE 13
INTRODUCTION
     13.1 Background and Purpose of Plan
     Equity Office Properties Trust (“EOPT”) established, effective November 1, 1997, the Equity Office Supplemental Retirement Savings Plan (“Plan”). This document is an amendment and restatement of the Plan effective as of October 5, 2004.
     The Plan provides a means by which Eligible Trustees and Eligible Employees may elect to defer receipt of portions of their Compensation, to defer income with respect to the ownership of Unrestricted Shares, the vesting of Restricted Shares, and the exercise of Share Options and Share Appreciation Rights, and to save for their retirement.
13.2 Status of Plan
     It is intended that the Plan be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA §§ 201(2), 301(a)(3) and 401(a)(1), and that the Plan be interpreted and administered consistently with that intent.
ARTICLE 14
DEFINITIONS
     Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:
     Account means the account established for each Participant’s benefit pursuant to Section 5.1.
     Cash Deferral means the portion of Compensation that is deferred by a Participant pursuant to Section 4.1.
     Change in Control means any of the following events:
(e)	An acquisition (other than directly from EOPT) of any voting securities of EOPT (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 30% or more of the combined voting power of EOPT’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (x) EOPT and/or one or more of its affiliates or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by EOPT (a “Subsidiary”), (ii) EOPT or any Subsidiary or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined).
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by EOPT which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by EOPT, and after such share acquisition by EOPT, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.
(f)	Approval by shareholders of EOPT of:
(i)	A merger, consolidation or reorganization involving EOPT, if:
(A)	the shareholders of EOPT, immediately before such merger, consolidation or reorganization, fail to own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the entity resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; and
(B)	the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization do not constitute at least a majority of the members of the board of directors of the Surviving Corporation or a corporation beneficially owning, directly or indirectly, a majority or the Voting Securities of the Surviving Corporation.
(A merger, consolidation or reorganization involving EOPT which fails to satisfy the conditions described in clauses (A) and (B) shall herein be referred to as a “Non-Control Transaction.”);
(ii)	A complete liquidation or dissolution of EOPT; or

(iii)	An agreement for the sale or other disposition of all or substantially all of the assets of EOPT to any Person (other than to an entity of which EOPT directly or indirectly owns at least 70% of the voting shares).

(g)	The rejection by the voting Beneficial Owners of the outstanding Shares of the entire slate of trustees that the Board proposes at a single election of trustees of EOPT.

(h)	The rejection by the voting Beneficial Owners of the outstanding Shares of one-half or more of the trustees that the Board proposes over any two or more consecutive elections of trustees of EOPT.
(i)	Notwithstanding anything contained in this Plan to the contrary, if a Participant’s employment is terminated prior to a Change in Control and the Participant reasonably demonstrates that such termination: (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a “Third Party”) or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Plan, the date of a Change in Control with respect to the Participant shall mean the date immediately prior to the date of such termination of the Participant’s employment.
     COC means the Compensation Committee of the Board of Trustees of EOPT.
     Code means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces the section or subsection.
     Compensation means cash compensation payable by an Employer (before deductions) for service performed for the Employer that currently would be includable in gross income and consists of either the Participant’s (i) salary, (ii) commissions, and/or (iii) incentive pay. In the case of an Eligible Trustee, “Compensation” shall include Board and Committee fees paid in cash.
     Credited Service means the Participant’s Years of Credited Service as calculated for purposes of the Qualified Plan.
     Eligible Employee means those selected employees of an Employer whose anticipated total annualized Compensation is not less than $160,000 or who were active Participants on September 1, 2003.
     Eligible Trustee means a member of the Board of Trustees of EOPT who, as determined by the Chief Legal Counsel of EOPT, is not prevented from participating pursuant to the terms governing the member’s service on the Board of Trustees of EOPT.
     Employer means EOPT or any other entity that participates in the Plan with the consent of EOPT.
     Enrollment Form means the document(s) prescribed by the Plan Administrator pursuant to which a Participant elects to defer Compensation and/or defer income with respect to the ownership of Unrestricted Shares, the vesting of Restricted Shares, and the exercise of Share Options or Share Appreciation Rights, and any other related elections pursuant to the Plan.

     Entry Date means (i) March 1; and (ii) in the case of an individual described in Section 4.1(c)(ii), the effective date of the individual’s Enrollment Form.
     EOPT means Equity Office Properties Trust, a Maryland real estate investment trust, and any successor thereto.
     ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces that section or subsection.
     Insolvent means, with respect to an Employer, either (i) the Employer is unable to pay its debts as they become due, or (ii) the Employer is subject to a pending proceeding as a debtor pursuant to the United States Bankruptcy Code.
     Participant means an individual who has an Account balance under the Plan.
     Plan means the Equity Office Third Amended and Restated Supplemental Retirement Savings Plan, as set forth herein and as amended from time to time.
     Plan Administrator means the Executive Vice President-Human Resources and Communications of EOPT and each other person, persons or entity designated by EOPT to administer the Plan and to serve as the agent for the settlor of the Trust(s) as contemplated by the agreement establishing the Trust(s), or an alternate designated by EOPT with respect to any matters relating solely to the Plan Administrator as a Participant. If no person is serving as the Executive Vice President-Human Resources and Communications at any time, EOPT shall be the Plan Administrator.
     Plan Year means the 12-month period ending on December 31.
     Qualified Plan means the Equity Office Properties Trust Retirement Savings Plan.
     Restricted Share means a Share that is subject to a substantial risk of forfeiture for purposes of Code § 83.
     Share means a share of beneficial interest, par value $ .01 per share, of EOPT.
     Share Appreciation Right means a right granted by EOPT to share in the appreciation in value of Shares.
     Share Deferral means a deferral of income with respect to the ownership of an Unrestricted Share, the vesting of a Restricted Share, or the exercise of a Share Option or Share Appreciation Right made by a Participant pursuant to Section 4.2.
     Share Option means an option granted by EOPT to purchase Shares.

     Share Unit means a bookkeeping entry reflecting the deemed investment of a Participant’s Account in a Share.
     Total and Permanent Disability means a physical or mental condition that entitles a Participant to benefits pursuant to the Employer-sponsored long-term disability plan in which the Participant participates.
     Trust means the grantor trust(s) established by EOPT, or each other Employer, to hold assets contributed in accordance with the Plan.
     Trustee means the trustee or trustees of each Trust.
     Unforeseeable Emergency means a severe financial hardship of a Participant or beneficiary resulting from:
(a)	an illness or accident of the Participant or beneficiary, the Participant’s or beneficiary’s spouse, or the Participant’s or beneficiary’s dependent (as defined in Code § 152(a));

(b)	loss of the Participant’s or beneficiary’s property due to casualty; or

(c)	other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or beneficiary.
     Whether a Participant or beneficiary is faced with an unforeseeable emergency permitting a distribution is to be determined based on the relevant facts and circumstances, but, in any case, a distribution on account of unforeseeable emergency may not be made to the extent that the emergency is or may be relieved through reimbursement or compensation from insurance or otherwise; by liquidation of the participant’s assets, to the extent the liquidation of the assets would not itself cause severe financial hardship; or by cessation of deferrals pursuant to the Plan. The definition of “Unforeseeable Emergency” shall be consistent with the intent of Treasury Regulation § 1.457-6(c)(2).
     Unrestricted Share means a Share that is not subject to a substantial risk of forfeiture for purposes of Code § 83.

ARTICLE 15
PARTICIPATION
     15.1 Satisfaction of Eligibility Requirements
     Prior to the applicable Entry Date, the Plan Administrator shall determine in its discretion the Eligible Employees and Eligible Trustees who may commence participation in the Plan as of that Entry Date. Prior to each Plan Year, the Plan Administrator shall determine in its discretion the Participants who may continue their participation in the Plan for that Plan Year. The Plan Administrator shall notify Eligible Employees and Eligible Trustees of their eligibility to participate in the Plan and provide them with an Enrollment Form. If the Plan Administrator determines that a Participant is not eligible to participate in the Plan as of an upcoming Plan Year, the Participant shall be subject to a suspension of participation as described in Section 3.4 below.
     15.2 Commencement of Participation
     An Eligible Employee or Eligible Trustee shall become a Participant on the first date as of which a Cash Deferral or Share Deferral is credited to the Participant’s Account.
     15.3 Continued Participation
     Subject to Section 7.2, a Participant shall continue to be a Participant so long as any amount remains credited to the Participant’s Account.
     15.4 Suspension of Participation
     If, pursuant to Section 3.1, the Plan Administrator determines that an active Participant is no longer eligible to participate in the Plan, the Plan Administrator shall notify the Participant, and the Participant’s Cash Deferrals and Share Deferrals shall be suspended until the next Plan Year that the Participant is eligible to participate. If the Plan Administrator, pursuant to Section 3.1, determines that the Participant again is eligible to participate, the Plan Administrator shall notify the Participant, and the Participant shall be permitted to resume active participation in the Plan as of the next Entry Date in the ensuing Plan Year in accordance with Article 4.
ARTICLE 16
CASH DEFERRALS AND SHARE DEFERRALS
     16.1 Cash Deferrals
          (a) An individual who is an Eligible Employee or Eligible Trustee may elect for any Plan Year to defer receipt of a whole percentage or whole dollar amount of the Compensation otherwise payable to the individual, on and after a subsequent Entry Date. For purposes of the foregoing, the Cash Deferral of each Eligible Employee shall equal the lesser of (i) the elected percentage of the individual’s Compensation or elected dollar amount, as the case may be; or (ii) the entire amount of the individual’s Compensation remaining after (A) all contributions that the Eligible Employee has elected pursuant to all other retirement and welfare benefit plans maintained by the Employer have been deducted from the individual’s Compensation, and (B) all deductions from Compensation required by law, including Social Security and Medicare taxes, have been made. An Eligible Employee or Eligible Trustee who desires to defer in accordance with this Section shall complete and file an Enrollment Form with the Plan Administrator. Notwithstanding any Plan provision to the contrary, an Eligible Employee or Eligible Trustee may not reduce the percentage or dollar amount elected for deferral.
          (b) Notwithstanding Section 4.1(a), an Eligible Employee or Eligible Trustee may not defer any amount for a period of six months following the Eligible Employee’s or Eligible Trustee’s receipt of a hardship withdrawal pursuant to any qualified plan of the Employer.
          (c) Elections to defer Compensation must be made as described in paragraphs (i), (ii), and (iii) below.
(i)	An Enrollment Form with respect to salary, commissions, and Board and Committee fees, paid for any Plan Year shall be filed on or before a deadline established by the Plan Administrator, but in no event later than the December 31 preceding the first day of the Plan Year.

(ii)	Notwithstanding paragraph (i), in the case of an individual who first becomes an Eligible Employee or Eligible Trustee following the commencement of a Plan Year, the Enrollment Form shall be effective with respect to salary, commissions, and Board and Committee fees, paid after the date the Enrollment Form is filed, provided the Enrollment Form is filed within 30 days after the date the individual becomes an Eligible Employee or Eligible Trustee.

(iii)	An Enrollment Form with respect to incentive pay shall be filed no later than October 1 of the Plan Year preceding the Plan Year in which the incentive pay is otherwise payable; provided, however, in the case of an individual who first becomes an Eligible Employee after October 1 of any Plan Year, the Enrollment Form will be effective if it is filed no later than 30 days after the individual becomes an Eligible Employee and before the start of the Plan Year in which the incentive pay is otherwise payable.
          (d) For each Plan Year, each Enrollment Form with respect to Compensation, except for any Enrollment Form filed pursuant to Section 4.1(c)(iii), shall be effective for all salary, commissions, and Board and Committee fees, paid to the Participant filing the Enrollment Form on and after the Entry Date. Each Enrollment Form with respect to Compensation, except for any Enrollment Form filed pursuant to Section 4.1(c)(iii), shall also apply to Entry Dates in subsequent Plan Years unless the Participant elects to file a new Enrollment Form before the start of the subsequent Plan Year in accordance with Section 4.1, or until the time (if any) that the Participant is suspended from the Plan, as provided pursuant to Section 3.4.
     16.2 Share Deferrals
          (a) Share Deferrals may be made by or for an Eligible Employee or Eligible Trustee in accordance with the following:
               (i) An individual who is an Eligible Employee or Eligible Trustee and who has received (or is to receive) a Restricted Share, Share Option or Share Appreciation Right, or is to receive an Unrestricted Share, may elect to (A) with respect to an Unrestricted Share, defer the ownership thereof; (B) with respect to a Restricted Share, transfer the ownership of the Share immediately prior to the time it vests and becomes an Unrestricted Share; or (C) with respect to the exercise of a Share Option in which the exercise price is paid by surrender (which may be constructive surrender by attestation of ownership) of previously owned Shares with a fair market value equal to the exercise price of the Share Option, defer the ownership of the Shares to be transferred upon such exercise or (D) with respect to the exercise of a Share Appreciation Right, defer the ownership of the Shares or other proceeds to be transferred upon such exercise. An Eligible Employee or Eligible Trustee who desires to elect a Share Deferral shall complete and file an Enrollment Form with the Plan Administrator.
               (ii) Board of Trustees or Board Committee fees payable in Unrestricted Shares to Eligible Trustees shall be deferred hereunder. In addition, the COC may cause any Share granted to an Eligible Employee or Eligible Trustee to be deferred hereunder.
               (iii) A Participant by or for whom a Share Deferral is made may also make an election to have an amount equal to any dividend equivalents paid on the Share Units credited to the Participant’s Account distributed to the Participant; provided that, in the absence of an election, dividend equivalents shall be credited to the Participant’s Account. Any election pursuant to this Section 4.2(a)(iii) must be made on or before December 31 of the calendar year preceding the calendar year in which the dividend equivalents are paid and will remain in effect until revoked. An election to have dividend equivalents distributed to a Participant may be revoked by the Participant effective for dividend equivalents paid after the calendar year in which the revocation is made.
          (b) An election pursuant to paragraph 4.2(a)(i) must be made (i) with respect to an Unrestricted Share paid in connection with the Participant’s bonus, no later than October 1 of the Plan Year preceding the Plan Year in which the Unrestricted Share is otherwise awarded; (ii) with respect to any other Unrestricted Share, no later than six months before it is awarded or sold to the Participant; (iii) with respect to a Restricted Share, no later than twelve months before the date it would vest and become an Unrestricted Share; or (iv) with respect to a Share Option or Share Appreciation Right, no later than six months before the Share Option or Share Appreciation Right is exercised, or at any other time as the Plan Administrator may specify. A deferral election with respect to a Share Option shall require that the exercise price of any Share Option which is exercised during the period when such deferral election is in effect shall be paid by surrender (which may be constructive surrender by attestation of ownership) of previously owned Shares with a fair market value equal to the exercise price of such Share Option. Deferrals are effective only if the individual making the election is still an Eligible Employee or Eligible Trustee on (I) in the case of a deferral with respect to an Unrestricted Share, the date the Share would otherwise be received by the Participant; (II) in the case of a deferral with respect to a Restricted Share, the date the Share would vest and become an Unrestricted Share; or (III) in the case of a deferral with respect to a Share Option or Share Appreciation Right, the date the Share Option or Share Appreciation Right is exercised.
          (c) The Plan shall cause to be credited to the Participant’s Account (i) in the case of a Share Deferral with respect to Unrestricted Shares, the number of Share Units equal to the number of Shares that would otherwise be received by the Participant upon the award or sale to the Participant of such Unrestricted Shares, (ii) in the case of a Share Deferral with respect to Restricted Shares, the number of Share Units equal to the number of Shares that would otherwise be received by the Participant upon the vesting of such Restricted Shares and (iii) in the case of a deferral with respect to a Share Option or Share Appreciation Right, the number of Share Units equal to the excess of the fair market value of the underlying Shares over the exercise or base price thereof on the date of exercise divided by the per Share fair market value on such date.
     16.3 Enrollment Forms
     All Enrollment Forms filed pursuant to Article 4 shall be irrevocable. Notwithstanding the foregoing, a Participant incurring an Unforeseeable Emergency may amend or revoke the Participant’s Enrollment Form (but only to the extent reasonably needed to relieve the Unforeseeable Emergency) by filing a new Enrollment Form. Any Enrollment Form that amends or revokes an existing Enrollment Form shall be irrevocable as described in the first sentence of this Section 4.3; provided, however, if the Enrollment Form was previously amended, the Participant will be entitled to further amend or revoke the Enrollment Form if the Participant incurs an Unforeseeable Emergency. If a Participant transfers employment to another Employer, the Participant’s Share Deferral elections shall remain in effect, and the Participant’s Cash Deferral elections shall remain in effect for the remainder of the Plan Year. A Participant who transfers employment to another Employer shall file a new Election Form with respect to Cash Deferrals for the subsequent Plan Year.
ARTICLE 17
ACCOUNTS
     17.1 Accounts
          (a) The Plan Administrator shall establish an Account for each Participant, on an Employer-by-Employer basis, reflecting Cash Deferrals and Share Deferrals made for the Participant’s benefit while employed and on the payroll of each Employer, together with any adjustments for income, gains, losses, and any distributions from the Account. Cash Deferrals and Share Deferrals shall be credited to each Participant’s Account as of the date on which the amount would have paid to, or the Shares would have been received by, the Participant absent the deferral election. As soon as practicable following the last business day of each calendar quarter, the Plan Administrator (or its designee) shall provide the Participant with a statement of the Participant’s Account reflecting the income, gains and losses (realized and unrealized), deferral amounts and distributions with respect to the Account since the prior statement.
          (b) If a Participant transfers employment to another Employer, the Plan Administrator shall maintain an Account for the Participant that reflects the Cash Deferrals and Share Deferrals made for the Participant’s benefit while employed and on the payroll of each Employer, together with adjustments for any income, gains, losses and any distributions from the Account.
     17.2 Trusts
     At its discretion, each Employer, jointly or severally, may establish one or more Trusts for the purpose of providing benefits pursuant to the Plan. Any Trust shall be irrevocable and the assets of the Trust shall be subject to the claims of the establishing Employer’s general creditors. To the extent any benefits provided pursuant to the Plan are paid from an Employer’s Trust, the Employer maintaining that Trust shall have no further obligation with respect to the benefit payment; provided, however, to the extent benefits are not paid from the Employer’s Trust, the Employer, in accordance with Article 8, remains liable for the payment of those benefits. The assets of each Trust shall be invested in accordance with the provisions of the applicable Trust document and are not required to be invested in the same investments in which the Accounts of Participants and beneficiaries are deemed to be invested pursuant to Section 5.3.
     17.3 Deemed Investments
          (a) All Share Deferrals shall be credited to the Participant’s Account as Share Units and shall initially be deemed to be invested in Shares. Dividend equivalents credited to the Accounts of Participants with respect to Share Units shall not be deemed to be reinvested in Shares.
          (b) A Participant may request that the Participant’s Cash Deferrals and dividend equivalents credited to the Participant’s Account with respect to Share Units be deemed to be invested in such of the following as shall be permitted by the Plan Administrator:
(i)	Mutual funds (load or no-load)

(ii)	Securities (other than Shares) traded on the NASDAQ national market or a national securities exchange.
          (c) A Participant may, in accordance with rules established by the Plan Administrator, request that amounts in the Participant’s Account be transferred from one deemed investment to another deemed investment, except that no amounts may be transferred from another deemed investment into a deemed investment in Shares.

          (d) Expense charges for Trust transactions performed by the Trustee with respect to a Participant’s Account shall be charged against the Account and will be listed on the quarterly statement for the Account. Each Employer will pay all other Plan charges and administrative expenses related to the Accounts of that Employer’s Participants.
ARTICLE 18
VESTING
     A Participant shall at all times have a fully vested and nonforfeitable right to all Cash Deferrals and Share Deferrals credited to the Participant’s Account, adjusted for income, gain and loss attributable thereto.
ARTICLE 19
PAYMENTS
     19.1 Election as to Time and Form of Payment
          (a) A Participant shall specify the date or age at which distributions attributable to Cash Deferrals and Share Deferrals made for any Plan Year, adjusted for income, gains and losses attributable thereto, shall commence. The commencement date election shall be made on the applicable Enrollment Form filed pursuant to Article 4 with respect to the Plan Year. If a Participant does not elect a date or age on the applicable Enrollment Form, he or she may nonetheless, with the consent of the Plan Administrator in its discretion, elect a date or age for distribution; provided, however, the election shall not be effective unless it is made no later than the December 31 that is at least twelve months before the Participant’s termination date pursuant to Section 7.2. With the consent of the Plan Administrator in its discretion, a Participant may change the commencement date election; provided that a change shall not be effective unless (i) the Participant changes an election of a commencement date or age to a new commencement date or age that is at least two years later than the date or age previously elected; and (ii) the change is made not later than the December 31 that is at least twelve months before the date previously elected.
          (b) A Participant may elect pursuant to Section 7.1 that payments be made in the form of either:
(i)	A single lump-sum payment; or

(ii)	Annual installments over a period elected by the Participant of up to ten years, the amount of each installment to equal the then balance of the Account divided by the number of installments remaining to be paid. The Participant may separately designate the date or age of the initial payment and the date or age that the remaining payments are to begin.
If a Participant does not elect a payment method on the applicable Enrollment Form, the Participant may nonetheless, with the consent of the Plan Administrator in its discretion, elect a payment method; provided, however, that the election shall not be effective until the January 1 that is at least twelve months after the date the election is filed with the Plan Administrator. A Participant who wishes to change an existing payment method election may do so; provided, however, that the new election shall not be effective until the January 1 that is at least twelve months after the date the election is filed with the Plan Administrator. Any change shall also apply to all previous Enrollment Forms filed by the Participant to the extent that the change satisfies the preceding sentence.
          (c) Except as provided in Sections 7.2, 7.3, 7.4, and 7.5, payments from a Participant’s Account shall be made in accordance with the most recent effective election made by the Participant pursuant to Section 7.1. If a Participant has not elected a payment method, distribution shall be made in a single lump sum upon the termination of the Participant’s employment.
          (d) Payments from a Participant’s Account shall made be in whole Shares to the extent attributable to Share Units and shall otherwise be paid in cash or in kind as determined by the Plan Administrator in its discretion.
          (e) In the case of a Participant who is subject to Section 16 of the Securities Exchange Act of 1934, any election change under paragraph (a) or paragraph (b) above must be approved by the COC.
     19.2 Termination of Service
     Upon termination of a Participant’s service as a member of the Board of Trustees of EOPT, or termination of a Participant’s employment with all Employers, as the case may be, for any reason other than death, the vested portion of the Participant’s Account shall be paid to the Participant according to the Participant’s distribution election, unless the Plan Administrator elects, in its sole discretion, to pay out a Participant’s Account balance in a single lump sum as soon as practicable following the date of termination. An Employer shall have the right to offset against any payments made to a Participant pursuant to this Section 7.2 an amount necessary to reimburse the Employer for the Participant’s liabilities or obligations to the Employer, including amounts misappropriated by the Participant, but only if the Participant fails to pay the amounts to the Employer in a timely manner after payment has been duly demanded.
     19.3 Death
          (a) If a Participant dies prior to the complete distribution of the Participant’s Account, the vested portion of the Participant’s Account shall be paid to the Participant’s designated beneficiary or beneficiaries, according to the Participant’s distribution election, unless the Plan Administrator elects, in its sole discretion, to pay out a Participant’s Account balance in a single lump sum as soon as practicable following the date of the Participant’s death.
          (b) A Participant may designate a beneficiary by so notifying the Plan Administrator in writing, at any time before the Participant’s death, on a form prescribed by the Plan Administrator for that purpose. A Participant may revoke any beneficiary designation or designate a new beneficiary at any time without the consent of a beneficiary or any other person. If no beneficiary is designated or no designated beneficiary survives the Participant, payment shall be made to the Participant’s surviving spouse, or, if none, to the Participant’s issue per stirpes, in a single payment. If no spouse or issue survives the Participant, payment shall be made in a single lump sum to the Participant’s estate.
     19.4 Withdrawal Due to Unforeseeable Emergency
     If a Participant experiences an Unforeseeable Emergency, the Plan Administrator, in its sole discretion, may pay to the Participant only that portion, if any, of the vested portion of the Participant’s Account which the Plan Administrator determines is necessary to satisfy the emergency need, including any amounts necessary to pay any federal, state or local income taxes reasonably anticipated to result from the distribution. A Participant requesting an emergency payment shall apply for the payment in writing using a form prescribed by the Plan Administrator for that purpose and shall provide any additional information required by the Plan Administrator.
     19.5 Other Withdrawals
     Upon the request of a Participant or beneficiary, the Plan Administrator, in its sole discretion, may pay to the Participant or beneficiary any amount up to the vested portion of the Participant’s or beneficiary’s Account. A Participant or beneficiary requesting a withdrawal pursuant to this Section 7.5 shall apply in writing on a form prescribed by the Plan Administrator for that purpose, and shall provide any additional information required by the Plan Administrator. The Plan Administrator will pay 90% of the withdrawn amount to the Participant or beneficiary and the remaining 10% will be forfeited. If a Participant receives a withdrawal pursuant to this Section 7.5, the Plan Administrator will immediately terminate the Participant’s Cash Deferral elections in effect at the time of the withdrawal and prohibit any new Cash Deferrals and elective Share Deferrals by the Participant until the second Plan Year following receipt of the withdrawal. A withdrawal pursuant to this Section 7.5 will not affect any Share Deferral elections in effect at the time of the withdrawal. Amounts forfeited pursuant to this Section 7.5 shall be used to satisfy the Employer’s obligation to contribute to its Trust provided for pursuant to the Plan.
     19.6 Taxes
     Income taxes, Social Security and Medicare taxes and other taxes payable with respect to an Account shall be deducted from such Account. Social Security and Medicare taxes payable with respect to a deferral shall be deducted from the amount deferred. All federal, state or local taxes that the Plan Administrator determines are required to be withheld from any payments made pursuant to this Article 7 shall be withheld. Except as otherwise provided by the Plan Administrator, (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash, (ii) in the case of payments in property other than Shares, the Participant shall be required to pay in cash the amount of any taxes required to be withheld prior to receipt of such property, and (iii) in the case of payments in Shares, the Participant shall be required to pay in cash the amount of any taxes required to be withheld prior to receipt of such

Shares, or alternatively, a number of Shares the Fair Market Value (defined below) of which equals the amount required to be withheld may be deducted from the payment; provided, however, that the number of Shares so deducted may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. For the purposes of this Section 7.6, “Fair Market Value” shall mean the reported closing price for Shares on the New York Stock Exchange on the date of determination or, if there is no reported closing price for Shares on such day, on the next preceding day on which any sale of Shares shall have been reported.
ARTICLE 20
LIABILITY
     20.1 Employer Liability
     Each Employer has adopted this Plan as its own Plan. Accordingly, liability for the payment of a Participant’s benefit pursuant to this Plan shall be borne solely by the Employer that employs the Participant and reports the Participant as being on its payroll during the accrual or increase of the Plan benefit; provided, however, that liability for the payment of a Participant’s benefit who is an Eligible Trustee shall be borne solely by EOPT. No liability for the payment of any Plan benefit shall be incurred by reason of Plan sponsorship or participation except as provided in the preceding sentence; provided, however, that each Employer, by adopting the Plan, agrees to assume secondary liability for the payment of any benefit accrued or increased while a Participant is employed and on the payroll of an Employer that is a Subsidiary of the Employer at the time the benefit is accrued or increased. Notwithstanding this Section 8.1, any Employer or other person may expressly agree to assume the liability for payment to a Participant of any benefits pursuant to this Plan.
     20.2 Successor Liability
     The obligations of an Employer pursuant to the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Employer, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Employer.
ARTICLE 21
PLAN ADMINISTRATOR
     21.1 Plan Administration and Interpretation
     The Plan Administrator shall oversee the administration of the Plan. The Plan Administrator shall have complete control and authority to determine the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Participant, beneficiary, deceased Participant, or other person having or claiming to have any interest pursuant to the Plan. Notwithstanding any other provision of the Plan to the contrary, the Plan

Administrator shall have complete discretion to interpret the Plan and to decide all matters pursuant to the Plan. Subject to Article 11, the Plan Administrator’s interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant, in the absence of clear and convincing evidence that the Plan Administrator acted arbitrarily and capriciously; provided, however, that any interpretation and/or determination made by the Plan Administrator after the occurrence of a Change in Control that denies in whole or in part any claim made by any individual for benefits pursuant to the Plan shall be subject to judicial review, pursuant to a “de novo,” rather than a deferential, standard. Any individual(s) serving as Plan Administrator who is also a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a beneficiary, the Employer or the Trustee. The Plan Administrator shall have the responsibility for complying with any reporting and disclosure requirements of ERISA.
     21.2 Powers, Duties, Procedures
     The Plan Administrator shall have the powers and duties set forth herein, may adopt rules and procedures, may act in accordance with such procedures, may appoint officers or agents, may delegate powers and duties, and may receive reimbursements and compensation.
     21.3 Information
     To enable the Plan Administrator to perform its functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of Participants, their employment, retirement, death, termination of employment, and any other pertinent facts as the Plan Administrator may require.
     21.4 Indemnification of Plan Administrator
     The Employers agree to indemnify and to defend to the fullest extent permitted by law any officer(s) or employee(s) who serve as Plan Administrator (including any individual who formerly served as Plan Administrator) against all liabilities, damages, costs and expenses (including reasonable attorneys’ fees and amounts paid in settlement of any claims approved by the Employer in writing in advance) occasioned by any act or omission to act in connection with the Plan, if the act or omission is in good faith.
ARTICLE 22
AMENDMENT AND TERMINATION
     22.1 Amendments
     The COC shall have the right to amend the Plan from time to time by an instrument in writing executed on behalf of EOPT by an officer duly authorized by the COC; provided, however, that the Plan may not be amended to reduce the Account balance of any Participant or beneficiary; provided, further, that the Plan may not be amended after a Change in Control without the written consent of at least: (i) two-thirds in number of the Plan Participants; and (ii) two-thirds in number of the Plan Participants with the ten largest Account balances..
     22.2 Termination of Plan
     The Plan is strictly a voluntary undertaking on the part of each Employer and shall not be deemed to constitute a contract between the Employer and any Eligible Employee (or any other employee) or any Eligible Trustee, consideration for, or an inducement or condition of employment for, the performance of the services by any Eligible Employee (or other employee) or any Eligible Trustee. The COC may terminate the Plan at any time by an instrument in writing that has been executed on behalf of EOPT by an officer duly authorized by the COC; provided, however, that the Plan may not be terminated after a Change in Control without the written consent of at least: (i) two-thirds in number of the Plan Participants; and (ii) two-thirds in number of the Plan Participants with the ten largest Account balances. Upon termination of the Plan, the COC may (a) continue to maintain the Trust(s) to pay benefits as they become due as if the Plan had not terminated or (b) direct the Trustee to pay promptly to the Participants (or their beneficiaries) the balance of their Accounts. After Participants and their beneficiaries are paid all Plan benefits to which they are entitled, all remaining assets of the Trust shall be returned to the Employer.
ARTICLE 23
CLAIMS PROCEDURE
     23.1 Denial of Claim
     Any person claiming a benefit pursuant to the Plan shall present the request in writing to the Plan Administrator. The Plan Administrator shall give any Participant whose application for benefits pursuant to the Plan has been denied, in whole or in part, a written denial of benefit notice. The Plan Administrator shall provide the denial of benefit notice within 90 days after the claim is received by the Plan, unless special circumstances require an extension of time for processing the claim. If an extension of time is required, the Plan Administrator shall provide the Participant written notice of the extension before the expiration of the initial 90-day period; provided, however, in no event shall the extension exceed a period of 90 days from the end of the initial period.
     The notice provided in the foregoing paragraph shall be written in easily understood language and shall indicate the specific reasons for denial and the specific Plan provisions on which the denial is based. The notice shall explain that the Participant may request a review of the denial, the procedures for requesting a review, and the Participant’s right to bring a civil action pursuant to ERISA § 502(a) following an adverse benefit determination on review. The notice shall describe any additional information necessary to approve the Participant’s claim and explain why the information is necessary.
     23.2 Review of Claim

     A Participant may make a written request to the Plan Administrator for a review of any denial of benefits under the Plan. The written request shall be made within 60 days after the receipt of the notice of denial.
     A Participant who requests a review of a denial of benefits in accordance with this review procedure may examine pertinent documents and submit pertinent issues and comments in writing. A Participant may have a representative act on his behalf in exercising his right to request a review and the rights granted by this review procedure. The review shall take into account all comments, documents, and other information submitted by the Participant relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination.
     The Plan Administrator shall provide the Participant its determination on review within 60 days after receiving the written request for review, unless the Plan Administrator determines that special circumstances require an extension of time for processing the claim. If the Plan Administrator determines that an extension of time for processing is required, written notice of the extension shall be furnished prior to the end of the initial 60-day period; provided, however, that in no event shall the extension exceed a period of 60 days from the end of the initial period.
     In the case of an adverse determination on review, the notice provided in the foregoing paragraph shall be written in easily understood language and shall indicate the specific reasons for the adverse determination and the specific Plan provisions on which the benefit determination is based. The notice shall explain that the Participant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to a claim for benefits and the Participant’s right to bring a civil action pursuant to ERISA § 502(a) following the adverse benefit determination on review.
ARTICLE 24
MISCELLANEOUS
     24.1 No Funding
     The Plan constitutes a mere promise by the Employer to make payments in accordance with the terms of the Plan and Participants and beneficiaries shall have the status of general unsecured creditors of the Employer. Nothing in the Plan will be construed to give any employee or any other person rights to any specific assets of the Employer or of any other person. In all events, it is the intent of the Employer that the Plan be treated as unfunded for tax purposes and for purposes of Title I of ERISA.
     24.2 Non-Assignability
     Except for a domestic relations order that the Plan Administrator determines satisfies Code § 414(p) and provides for immediate distribution to the “alternate payee” as defined in Code § 414(p)(8), none of the benefits, payments, proceeds or claims of any Participant or beneficiary shall be subject to any claim of any creditor of any Participant or beneficiary and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of the Participant or beneficiary, nor shall any Participant or beneficiary have any-right to alienate, anticipate, commute, pledge, encumber, transfer or assign any Plan benefits, payments, or proceeds which he or she may receive.
     24.3 Limitation of Participant’s Rights
     Nothing contained in the Plan shall confer upon any person a right to be employed or to continue in the employ of an Employer or on the Board of Trustees of EOPT, or interfere in any way with the right of an Employer to terminate the employment of a Participant in the Plan at any time, with or without cause.
     24.4 Participants Bound
     Any action with respect to the Plan taken by the Plan Administrator or the Trustee or any action authorized by or taken at the direction of the Plan Administrator, an Employer or the Trustee shall be conclusive upon all Participants and beneficiaries entitled to benefits pursuant to the Plan.
     24.5 Receipt and Release
     Any payment to any Participant or beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against an Employer, the Plan Administrator and the Trustee pursuant to the Plan, and the Plan Administrator may require the Participant or beneficiary, as a condition precedent to the payment, to execute a receipt and release to that effect. If any Participant or beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to the person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator, an Employer or the Trustee to follow the application of the funds.
     24.6 Governing Law
     The Plan shall be construed, administered, and governed in all respects pursuant to and by the laws of the State of Illinois. If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.
     24.7 Headings and Subheadings
     Headings and subheading in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

     IN WITNESS WHEREOF, the undersigned officer of EOPT has executed this document to certify its adoption by EOPT as of the effective date provided herein.

EQUITY OFFICE PROPERTIES TRUST
By:	/s/ Stanley M. Stevens
Stanley M. Stevens
Executive Vice President, Chief Legal Counsel and Secretary

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